UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 26, 2010

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2010 annual meeting of stockholders of Citrix Systems, Inc. (the “Company”), which was held on May 26, 2010, the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2005 Equity Incentive Plan (as amended and in effect, the “Plan”) to increase the aggregate number of shares authorized for issuance under the Plan by 5,500,000 shares and increase the aggregate number of shares of the Company’s common stock issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by 1,000,000 shares of the Company’s common stock (the “Plan Amendment”). The Company’s executive officers and directors are eligible to receive awards under the Plan, including stock options and restricted stock units, in accordance with the terms and conditions of the Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At its Annual Meeting of Stockholders held on May 26, 2010, the stockholders of the Company voted on the following matters, which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 15, 2010: (i) to elect Mark B. Templeton, Stephen M. Dow and Godfrey R. Sullivan as Class III directors to each serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2013 or until his successor has been duly elected and qualified or until his earlier resignation or removal (“Proposal 1”); (ii) to approve the Plan Amendment (“Proposal 2”) and (iii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 (“Proposal 3”).

The Company’s stockholders approved the nominees recommended for election in Proposal 1. Stockholders voted for directors as follows: 155,873,861 shares voted for the election of Mark B. Templeton, 154,137,177 shares voted for the election of Stephen M. Dow and 154,975,324 shares voted for the election of Godfrey R. Sullivan, 432,178 shares voted against the election of Mark B. Templeton, 2,169,003 shares voted against the election of Stephen M. Dow and 1,331,013 shares voted against the election of Godfrey R. Sullivan, 51,931 shares abstained from voting in the election of Mark B. Templeton, 51,790 shares abstained from voting in the election of Stephen M. Dow and 51,633 shares abstained from voting in the election of Godfrey R. Sullivan. There were 9,338,144 broker non-votes for the election of each of Mark B. Templeton, Stephen M. Dow and Godfrey R. Sullivan.

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows: 141,745,590 shares voted for, 14,418,742 shares voted against and 193,638 shares abstained from voting. There were 9,338,144 broker non-votes with respect to Proposal 2.

The Company’s stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows: 161,967,659 shares voted for, 3,564,827 shares voted against and 163,628 shares abstained from voting.

Section 9-Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

Dated: May 28, 2010	By:	/s/ David J. Henshall
Name: David J. Henshall
Title: Senior Vice President and Chief Financial Officer